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                                LAW OFFICES
                         DRINKER BIDDLE & REATH LLP

     SUITE 900                            PHILADELPHIA NATIONAL BANK BUILDING
901 FIFTEENTH STREET, N.W.                       1345 CHESTNUT STREET
WASHINGTON, DC 20005-2333                     PHILADELPHIA, PA 19107-3496
   (302) 842-8800                              TELEPHONE: (215) 988-2700
                                                  FAX (215) 988-2757


      SUITE 300
 105 COLLEGE ROAD EAST
     P.O. BOX 627
PRINCETON, NJ 08542-0627
   16091 716-6500

      SUITE 300
  1000 WESTLAKES DRIVE
 BERWYN, PA 19312-2408
     16101 993-2200




                                      June 24, 1998

The RBB Fund, Inc.
Bellevue Park CorporateCenter
400 Bellevue Parkway, Suite 100
Wilmington, DE 19809


   RE:  SHARES REGISTERED BY POST-EFFECTIVE AMENDMENT NO. 56 TO
        REGISTRATION STATEMENT ON FORM N-1A (FILE NO. 33-20827)
        -------------------------------------------------------

Ladies and Gentlemen:

    We have acted as counsel to The RBB Fund, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 56 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended. The Board of Directors of the Company has authorized 100,000,000 shares of Class HHH Common Stock, $.001 par value per share, to be issued and sold by the Company (the "Shares"). Class HHH is the Advisor Class of the BEA U.S. Core Equity Fund (the "Fund"). The Amendment seeks to register an indefinite number of Shares.

    We have reviewed the Company's Certificate of Incorporation, ByLaws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

    We assume that, prior to the effectiveness of the Amendment under the 1933 Act, the Company will have filed with the Maryland Department of Assessments and Taxation all necessary documents (the "Documents") to authorize, classify and establish the Shares.

    Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company's Prospectus relating to the Fund and in accordance with the Company's Articles of Incorporation and the Documents for not less than $.001 per share, will be legally issued, fully paid and non-assessable by the Company.

    We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 56 to the Company's Registration Statement.


                                              Very truly yours,

                                             /s/ Drinker Biddle & Reath LLP
                                             -------------------------------
                                             DRINKER BIDDLE & REATH LLP